Exhibit 3.1

TWELFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INOGEN, INC.

(Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware)

The undersigned, Raymond Huggenberger, does hereby certify that:

FIRST: He is the Chief Executive Officer of Inogen, Inc. (the “Corporation”).

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 27, 2001 under the name “Inogen, Inc.”

THIRD: This Twelfth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) restates and amends the Eleventh Amended and Restated Certificate of Incorporation, as amended.

FOURTH: The Eleventh Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety as follows:

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ARTICLE I

NAME

The name of this Corporation is Inogen, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Corporation’s registered agent at that address is the Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE IV

AUTHORIZED SHARES

4.1. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 84,019,351 shares. 55,000,000 shares shall be Common Stock, $0.001 par value per share, and 29,019,351 shares shall be Preferred Stock, $0.001 par value per share.

4.2. Rights, Preferences and Restrictions of Preferred Stock. The initial seven series of Preferred Stock shall be designated “Series A Preferred Stock,” consisting of 200,000 shares, “Series B Preferred Stock,” consisting of 1,276,582 shares, “Series C Preferred Stock,” consisting of 1,140,427 shares, “Series D Preferred Stock,” consisting of 4,858,322 shares, “Series E Preferred Stock,” consisting of 4,917,350 shares, “Series F Preferred Stock,” consisting of 8,105,879 shares, and “Series G Preferred Stock” consisting of 8,520,791 shares. The rights, preferences and restrictions granted to and imposed on the Preferred Stock are set forth below in this Section 4.2.

4.2.1 Dividends.

(a) The holders of shares of Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series G Issue Price (as defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Company’s payment obligations to the holders of Series G Preferred Stock under this Section 4.2.1(a), then the dividends to be paid shall be distributed among the holders of the Series G Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series G Preferred Stock.

(b) Subject to the prior rights of the holders of Series G Preferred Stock set forth in subsection (a) above, the holders of shares of Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series F Issue Price (as defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Corporation’s payment obligations to the holders of Series F Preferred Stock under this Section 4.2.1(b), then the dividends to be paid shall be distributed among the holders of the Series F Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series F Preferred Stock.

(c) Subject to the prior rights of the holders of Series G Preferred Stock and Series F Preferred Stock set forth in subsections (a) and (b) above, the holders of shares of Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series E Issue Price (as defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Corporation’s payment obligations to the holders of Series E Preferred Stock under this Section 4.2.1(c), then the dividends to be paid shall be distributed among the holders of the Series E Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series E Preferred Stock.

(d) Subject to the prior rights of the holders of Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock set forth in subsections (a), (b), and (c) above, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series D Issue Price (as defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Corporation’s payment obligations to the holders of Series D Preferred Stock under this Section 4.2.1(d), then the dividends to be paid shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series D Preferred Stock.

(e) Subject to the prior rights of the holders of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock set forth in subsections (a), (b), (c) and (d) above, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series C Issue Price (as such terms are defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Corporation’s payment obligations to the holders of Series C Preferred Stock under this Section 4.2.1(e), then the dividends to be paid shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series C Preferred Stock.

(f) Subject to the prior rights of the holders of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock set forth in subsections (a), (b), (c), (d) and (e) above, respectively, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the annual rate of Five Percent (5%) of the Original Series A Issue Price or Original Series B Issue Price, respectively (as such terms are defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors. If after payment of the dividends required by subsection (a), (b), (c) and (d) above, the assets legally available for payment of dividends shall be insufficient to satisfy the Corporation’s payment obligations to the holders of Series A Preferred Stock, and Series B Preferred Stock under this Section 4.2.1(f), then the dividends to be paid shall be distributed among the holders of Series A Preferred Stock and Series B Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series A Preferred Stock and Series B Preferred Stock.

(g) So long as any shares of the Preferred Stock shall be outstanding, no dividend shall be paid or declared, nor shall any other distribution be made, on any shares of Common Stock until all dividends (set forth in Sections 4.2.1(a), 4.2.1(b), 4.2.1(c), 4.2.1(d), 4.2.1(e), and 4.2.1(f) above) on the Preferred Stock shall have been paid or declared and set apart. Subject to the foregoing sentence, in the event dividends are paid on any share of Common Stock, then such dividends shall be declared equally on the Preferred Stock and Common Stock, treating each share of the Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which such share is then convertible.

4.2.2 Liquidation, Dissolution or Winding Up.

(a) Preference of Series G Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series G Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount per outstanding share of Series G Preferred Stock equal to two (2) times the Original Series G Issue Price (as defined below) plus any declared but unpaid dividends (the “Series G Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock. The “Original Series G Issue Price” shall mean $2.3472 per share, as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to the Series G Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series G Preferred Stock of the amount thus distributable, then the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series G Preferred Stock.

(b) Preference of Series F Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsection 4.2.2(a) above, holders of each share of Series F Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount per outstanding share of Series F Preferred Stock equal to two (2) times the Original Series F Issue Price (as defined below) plus any declared but unpaid dividends (the “Series F Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. The “Original Series F Issue Price” shall mean $1.19 per share, as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to the Series F Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series F Preferred Stock of the amount thus distributable, then, subject to the liquidation preference of the Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series F Preferred Stock.

(c) Preference of Series E Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a) and (b) above, holders of each share of Series E Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount per outstanding share of Series E Preferred Stock equal to two (2) times the Original Series E Issue Price (as defined below) plus any declared but unpaid dividends (the “Series E Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. The “Original Series E Issue Price” shall mean $3.204 per share, as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to the Series E Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series E Preferred Stock of the amount thus distributable, then, subject to the liquidation preference of the Series G Preferred Stock and Series F Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series E Preferred Stock.

(d) Preference of Series D Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), and (c) above, holders of each share of Series D Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $7.30 per outstanding share of Series D Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series D Issue Price”) plus any declared but unpaid dividends (the “Series D Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. If

the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series D Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series G Preferred Stock, Series F Preferred Stock, and Series E Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series D Preferred Stock.

(e) Preference of Series C Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c) and (d) above, holders of each share of Series C Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $5.86 per outstanding share of Series C Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series C Issue Price”) plus any declared but unpaid dividends (the “Series C Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series C Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series C Preferred Stock.

(f) Preference of Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c), (d) and (e) above, holders of each share of Series B Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $3.96 per outstanding share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series B Issue Price”) plus any declared but unpaid dividends (the “Series B Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock or Series A Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series B Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series B Preferred Stock.

(g) Preference of Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c), (d), (e) and (f) above, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets and funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $1.25 per outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series A Issue Price” and issue price applicable for a given series of Preferred Stock shall be referred to as the “Applicable Issue Price.”) plus any declared but unpaid dividends (the “Series A Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series A Preferred Stock.

(h) After the payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c), (d), (e), (f), and (g) above, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock in proportion to the shares of Common Stock then held by them (calculated assuming full conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock into Common Stock).

(i) Deemed Liquidation. For purposes of Section 4.2.2, the following shall be regarded as liquidation, dissolution or winding up of the affairs of the Corporation: (i) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the Corporation’s assets; (ii) the consummation of the merger or consolidation of the Corporation or a subsidiary of the Corporation with or into another entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity in substantially the same relative proportions); (iii) the closing of the acquisition, in one transaction or a series of related transactions, by a person or group of affiliated persons of 50% or more of the outstanding voting stock of the Corporation; provided, however, that a transaction shall not constitute a liquidation, dissolution or winding up of the affairs of the Corporation pursuant to this clause (iii) if its sole purpose is to change the domicile of the Corporation; and (iv) a liquidation, dissolution or winding up of the Corporation.

(j) Distributions Other Than Cash. Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors and the holders of a majority of the outstanding shares of the Preferred Stock, voting together as a single class on an as-converted to Common Stock basis; provided however that in the event the holders of Series E Preferred Stock are to be distributed property that is different in nature than is distributed to holders of other series of Preferred Stock, then a determination of the fair market value of the property to be distributed shall require the approval of the holders of a majority of the Series E Preferred Stock, voting as a separate class.

(k) The Corporation shall give each holder of record of Preferred Stock written notice of any impending transaction which would be deemed a liquidation, dissolution or winding up of the affairs of the Corporation pursuant to subsection 4.2.2(i) not later than the earliest of (A) twenty (20) days prior to the stockholders’ meeting called to approve such transaction, (B) twenty (20) days prior to the closing of such transaction, or (C) the date by which notice is required under applicable laws. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

4.2.3 No Reissuance of the Preferred Stock. No share or shares of the Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

4.2.4 Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Applicable Issue Price by the Applicable Conversion Price as each is hereinafter defined. The initial conversion price per share for the Series A Preferred Stock (the “Series A Conversion Price”) shall be $1.229; provided, however that the Series A Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series B Preferred Stock (the “Series B Conversion Price”) shall be $2.812; provided, however that the Series B Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series C Preferred Stock (the “Series C Conversion Price”) shall be $3.612; provided, however that the Series C Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series D Preferred Stock (the “Series D Conversion Price”) shall be $4.217; provided, however that the Series D Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series E Preferred Stock (the “Series E Conversion Price”) shall be $1.19; provided, however that the Series E Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series F Preferred Stock (the “Series F Conversion Price”) shall be $1.19; provided, however that the Series F Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series G Preferred Stock (the “Series G Conversion Price”) shall be $2.3472; provided, however that the Series G Conversion Price shall be subject to adjustment as set forth in subsections 4.2.4(b) and (d). The Conversion Price applicable for a given series of Preferred Stock shall be referred to as the “Applicable Conversion Price.” The Conversion Prices set forth herein reflect all adjustments made pursuant to this Section 4.2.4 prior to the filing date of this Restated Certificate. No further antidilution adjustments will be made under subsection 4.2.2(d) for any issuance of Additional Stock that occurred prior to the filing date hereof.

(b) Automatic Conversion to Common Stock. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Applicable Conversion Price upon (i) the closing of a firm commitment underwritten initial public offering by the Corporation of shares of its Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in an offering with aggregate gross cash proceeds to the Corporation of not less than $40,000,000 (before deduction of underwriters’ commissions and expenses) at a public offering price per share of not less than $5.95 per share, as adjusted from time to time (a “Qualified Public Offering”), or (ii) upon the vote or written consent of holders of at least a majority of the then-outstanding shares of Series F Preferred Stock and Series G Preferred Stock, voting together as a single class on an as-converted Common Stock basis. Notwithstanding the foregoing, in the event of the automatic conversion of the Series G Preferred Stock pursuant to subsection 4.2.4(b)(ii) in connection with the closing of a firm commitment underwritten initial public offering by the Corporation of shares of its Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, at a public offering price per share of less than two times the Original Series G Issue Price (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) (a “Non-Qualified IPO”), the holders entitled to receive the Common Stock issuable upon such conversion of Series G Preferred Stock shall not be deemed to have automatically converted such Series G Preferred Stock until immediately prior to the closing of the Non-Qualified IPO. In the event of such an automatic conversion of the Series G Preferred Stock immediately prior to the closing of the Non-Qualified IPO, the Applicable Conversion Price of the Series G Preferred Stock shall equal to the quotient of (A) the product of (i) the price per share to the public of the Common Stock sold in such Non-Qualified IPO times (ii) the Applicable Conversion Price of the Series G Preferred immediately prior to the adjustment set forth in this sentence of subsection 4.2.4(b) divided by (B) two times the Original Series G Issue Price(as adjusted for stock splits, stock dividends, recapitalizations, and similar events). Notwithstanding the foregoing, in the event the price per share to the public of the Common Stock sold in such Non-Qualified IPO equals or exceeds such number as is equal to two times the Original Series G Issue Price (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), the Applicable Conversion Price for the Series G Preferred Stock shall not be adjusted pursuant to this subsection 4.2.4(b).

(c) Mechanics of Conversion.

(i) Voluntary Conversion to Common Stock. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to subsection 4.2.4(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any appointed transfer agent, and give written notice to this Corporation at its principal corporate office of such holder’s election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(ii) Automatic Conversion to Common Stock. In the event of an automatic conversion pursuant to subsection 4.2.4(b), the outstanding shares of Preferred Stock shall be converted automatically without further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of the automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any appointed transfer agent. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions above. If the conversion is in connection with a Qualified Public Offering or a Non-Qualified IPO, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the Common Stock upon conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. In addition to any adjustment to the Series G Conversion Price pursuant to subsection 4.2.4(b), the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, or Series G Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustment for Certain Dilutive Issuances.

(A) Upon each issuance by this Corporation of any Additional Stock after the filing hereof (as defined below) for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series G Conversion Price, as applicable, in effect immediately prior to the issuance of such Additional Stock, then the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series G Conversion Price, as applicable, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 4.2.4(d)(i)(A)) be reduced but not increased to a price determined by multiplying the Applicable Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at the Conversion Price in effect for such series immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock plus the number of shares of such Additional Stock so issued. Upon each issuance by this Corporation of any Additional Stock for a consideration per share less than the Series E Conversion Price, the Series E Conversion Price shall be reduced concurrently with such issuance to a price equal to the per share price of the Additional Stock. Upon each issuance by this Corporation of any Additional Stock for a consideration per share less than the Series F Conversion Price, the Series F Conversion Price shall be reduced concurrently with such issuance to a price equal to the per share price of the Additional Stock. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock shall be calculated as if all outstanding shares of all series of Preferred Stock had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities shall be treated in the manner set forth in subsection 4.2.4(d)(i)(E).

(B) No adjustment of the Applicable Conversion Price shall be made in an amount less than One Cent ($0.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Applicable Conversion Price shall be rounded up or down to the nearest cent. Except to the limited extent provided for in subsections 4.2.4(d)(i)(E)(3) and (4), no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, or Series G Conversion Price pursuant to this subsection 4.2.4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any reasonable discounts or commissions, but before deducting any other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors and the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

(E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsections 4.2.4(d)(i) and (ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4.2.4(d)(i)(C) and (D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of interest or dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4.2.4(d)(i)(C) and (D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections (i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4.2.4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4.2.4(d)(i)(E)) by this Corporation other than the following:

(A) Common Stock issued pursuant to a transaction described in subsection 4.2.4(d)(iii) hereof;

(B) Shares of Common Stock reserved for issuances to directors, officers, employees and consultants of the Corporation pursuant to arrangements, contracts or plans approved by the Board of Directors;

(C) Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock outstanding as of the date hereof;

(D) Common Stock issued or issuable in a public offering;

(E) Common Stock issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, real property leasing transactions or similar transactions, as approved by the Board of Directors, including the vote of the directors elected by the holders of Series C Preferred Stock voting together as a separate class, and the holders of Series D Preferred Stock, voting together as a separate class;

(F) Common Stock issued or issuable pursuant to options, warrants, notes, or other rights to acquire securities of the Corporation outstanding as of the effectiveness of this Restated Certificate; or

(G) Any shares that the holders of a majority of the then outstanding shares of Preferred Stock for which the issuance of Additional Stock would otherwise result in an adjustment to the conversion price thereof, voting together as a single class on an as-converted to Common Stock basis, agree that such shares shall not constitute Additional Stock.

(iii) Adjustment for Splits and Dividends. In the event the Corporation should at any time or from time to time following the effectiveness of this Restated Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv) Adjustment for Combinations. If the number of shares of Common Stock outstanding at any time following the effectiveness of this Restated Certificate is decreased by a combination of the outstanding shares of Common Stock (without a corresponding proportional decrease in the number of shares of the Preferred Stock) then, following the record date of such combination, the Applicable Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4.2.4(d)(iii), then, in each such case, the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization or otherwise (other than a subdivision, combination or merger, reorganization or sale of assets transaction provided for elsewhere in this Section 4.2.4 or Section 4.2.2 of this Article IV), provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.2.4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4.2.4 (including adjustment of the Applicable Conversion Price then in effect and the number of shares purchasable upon conversion of Preferred Stock) shall be applicable after that event as nearly equivalent as is practicable.

(g) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation (except in accordance with Section 4.2.6 hereof and applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.2.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against dilution or other impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock. In lieu of issuing any fractional shares to which such stockholder is entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of the Common Stock (as determined in good faith by the Board) on the date of conversion. Whether or not fractional shares would have been issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock, the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this Section 4.2.4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based including a statement of (A) such adjustment and readjustment, (B) the consideration received or deemed to be received by the Corporation for any Additional Stock issued or sold or deemed to have been issued or sold, (C) the Applicable Conversion Price for each series of Preferred Stock at the time in effect, and (D) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(iii) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(iv) Notices. Any notice required by the provisions of Sections 4.2.2 and 4.2.4 to be given to the holders of shares of Preferred Stock shall be deemed given (A) upon personal delivery to the party to be notified, (B) when sent by confirmed facsimile if sent during normal business hours of the recipient (if not, then on the next business day), (C) if sent and delivered within the United States, (1) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, return receipt requested or (2) the day after delivery to an overnight delivery service of national reputation, or (D) if sent or delivered outside the United States, three (3) days after deposit with a recognized international courier service. All such notices shall be delivered and addressed to each holder of record at his address appearing on the books of this Corporation.

4.2.5 Voting Rights.

(a) The holder of any share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote as a single class, unless otherwise prohibited by law; provided, however, that, notwithstanding anything to the contrary in this subsection 4.2.5(a), the rights of holders of Preferred Stock to vote for directors shall be as set forth in subsection 4.2.5(b). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(b) Until the closing of the Corporation’s Qualified Public Offering, (i) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series A Preferred Stock (approval by the vote or written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute an action by the holders of Series A Preferred Stock pursuant to this subsection 4.2.5(b)), (ii) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series B Preferred Stock (approval by the vote or written consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute an action by the holders of Series B Preferred Stock pursuant to this subsection 4.2.5(b)), (iii) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series C Preferred Stock, voting together as a single class (approval by the vote or written consent of the holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute an action by the holders of Series C Preferred Stock pursuant to this subsection 4.2.5(b)), (iv) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series D Preferred Stock (approval by the vote or written consent of the holders of a majority of the shares of Series D Preferred Stock then outstanding shall constitute an action by the holders of Series D Preferred Stock pursuant to this subsection 4.2.5(b)), (v) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series F Preferred Stock (approval by the vote or written consent of the holders of a majority of the shares of Series F Preferred Stock then outstanding shall constitute an action by the holders of Series F Preferred Stock pursuant to this subsection 4.2.5(b)), and (vi) all remaining members of the Board of Directors will be elected, removed or replaced by a vote or written consent of the outstanding shares of Common Stock, Preferred Stock, voting together as a single class, with each share of Preferred Stock being entitled to a number of votes equal to the number of shares of Common Stock into which such shares are then convertible, as provided for under subsection 4.2.5(a).

4.2.6 Protective Provisions of Preferred Stock.

(a) So long as any shares of Preferred Stock remain outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66 2/3% of the then outstanding shares of the Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), take any action, whether by merger, consolidation or otherwise, that:

(i) effects a sale, transfer, exclusive license or other distribution of all or substantially all of the Corporation’s assets or which results in a merger, consolidation, other corporate reorganization, sale of control or other transaction or series of transactions where the stockholders of the Corporation before such transaction or transactions will hold following such transaction or transactions less than 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity in substantially the same relative proportions) or liquidate, dissolve or wind up the Corporation;

(ii) creates (by new authorization, merger, reclassification, recapitalization or otherwise) or results in the issuance of any new class or series of shares or any other securities convertible into equity securities of this Corporation having rights, preferences or privileges senior to or on a parity with the Preferred Stock, as applicable;

(iii) increases or decreases (other than by conversion) the total number of authorized shares of Common Stock or Preferred Stock (whether by merger, amendment to the Certificate of Incorporation or Bylaws or otherwise);

(iv) results in the redemption, retirement, purchase or acquisition of any shares of Common Stock or Preferred Stock of the Corporation (other than (A) shares of Common Stock purchased from consultants, advisors, employees or directors pursuant to agreements under which the Corporation has the option to repurchase shares of its Common Stock, provided that (1) the purchase price for unvested shares is equal to the lower of the purchase price paid or the then current fair market value and (2) the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve (12) month period, or (B) pursuant to Section 4.2.7 below);

(v) results in the payment or declaration of any dividend or distribution on any shares of Common Stock;

(vi) permits, or results in, a subsidiary of the Corporation to sell, or results in such subsidiary selling, securities to a third party; or

(vii) increases or decreases the authorized number of directors of the Corporation.

(b) The Corporation shall not amend its Certificate of Incorporation or Bylaws, whether by merger, consolidation or otherwise, without the approval, by vote or written consent, by the holders of 66 2/3% of a series of Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein or in the Bylaws, as applicable, for the benefit of any shares of that series of Preferred Stock.

(c) So long as any shares of Series D Preferred Stock remain outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the then outstanding shares of the Series D Preferred Stock (voting as a separate class on an as-converted to Common Stock basis) take any action, whether by merger, consolidation or otherwise, that:

(i) amends, alters, waives or repeals any provision of the Certificate of Incorporation or Bylaws of the Corporation if such action would alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock in a manner that is different from the impact of such action on the other series of Preferred Stock;

(ii) creates (by new authorization, merger, reclassification, recapitalization or otherwise) or results in the issuance of any new class or series of shares or any other securities convertible into equity securities of this Corporation having rights, preferences or privileges senior to or on a parity with the Series D Preferred Stock;

(iii) increases or decreases (other than by conversion) the total number of authorized shares of Series D Preferred Stock (whether by merger, amendment to the Certificate of Incorporation or Bylaws or otherwise).

(d) So long as any shares of Series G Preferred Stock remain outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series G Preferred Stock (voting as a separate class on an as-converted to Common Stock basis) take any action, whether by merger, consolidation or otherwise, that:

(i) amends, alters, waives or repeals any provision of the Certificate of Incorporation or Bylaws of the Corporation if such action would alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series G Preferred Stock in a manner that is different from the impact of such action on the other series of Preferred Stock; or

(ii) increases or decreases (other than by conversion) the total number of authorized shares of Series G Preferred Stock (whether by merger, amendment to the Certificate of Incorporation or Bylaws or otherwise).

4.2.7 Redemption.

(a) Redemption of Series G Preferred Stock. From and after January 1, 2016, each holder of Series G Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series G Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series G Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series G Redemption Notice”). Within five (5) days after the date of receipt of a Series G Redemption Notice (the “Series G Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series G Redemption Notice, (2) the Series G Date of Receipt, (3) the number of shares of Series G Preferred Stock requested to be redeemed in the Series G Redemption Notice, and (4) the total number of shares of Series G Preferred Stock outstanding as of the Series G Date of Receipt. Any such holder desiring to have any of its Series G Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series G Date of Receipt (such 30 day period, the “Series G Exercise Period”) in which to notify the Corporation of the number of shares of Series G Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series G Preferred Stock which are so requested to be redeemed by all holders of Series G Preferred Stock are referred to herein as the “Series G Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series G Redemption Shares within thirty (30) days of the end of the Series G Exercise Period, (ii) one-third of the Series G Redemption Shares on the first anniversary of the Series G Redemption Notice; and (iii) one-third of the Series G Redemption Shares on the second anniversary of the Series G Redemption Notice (the “Series G Redemption Dates”). Subject to subsection 4.2.7(h), the Corporation shall redeem the Series G Redemption Shares at a price equal to the Series G Liquidation Preference for each such share as of the applicable Series G Redemption Date (the “Series G Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series G Redemption Price for the shares to be so redeemed on the respective Series G Redemption Dates.

(b) Redemption of Series F Preferred Stock. From and after January 1, 2016, each holder of Series F Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series F Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series F Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series F Redemption Notice”). Within five (5) days after the date of receipt of a Series F Redemption Notice (the “Series F Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series F Redemption Notice, (2) the Series F Date of Receipt, (3) the number of shares of Series F Preferred Stock requested to be redeemed in the Series F Redemption Notice, and (4) the total number of shares of Series F Preferred Stock outstanding as of the Series F Date of Receipt. Any such holder desiring to have any of its Series F Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series F Date of Receipt (such 30 day period, the “Series F Exercise Period”) in which to notify the Corporation of the number of shares of Series F Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series F Preferred Stock which are so requested to be redeemed by all holders of Series F Preferred are referred to herein as the “Series F Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series F Redemption Shares within thirty (30) days of the end of the Series F Exercise Period, (ii) one-third of the Series F Redemption Shares on the first anniversary of the Series F Redemption Notice; and (iii) one-third of the Series F Redemption Shares on the second anniversary of the Series F Redemption Notice (the “Series F Redemption Dates”). Subject to subsection 4.2.7(h), the Corporation shall redeem the Series F Redemption Shares at a price equal to the Series F Liquidation Preference for each such share as of the applicable Series F Redemption Date (the “Series F Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series F Redemption Price for the shares to be so redeemed on the respective Series F Redemption Dates.

(c) Redemption of Series E Preferred Stock. From and after January 1, 2016, each holder of Series E Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series E Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series E Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series E Redemption Notice”). Within five (5) days after the date of receipt of a Series E Redemption Notice (the “Series E Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series E Redemption Notice, (2) the Series E Date of Receipt, (3) the number of shares of Series E Preferred Stock requested to be redeemed in the Series E Redemption Notice, and (4) the total number of shares of Series E Preferred Stock outstanding as of the Series E Date of Receipt. Any such holder desiring to have any of its Series E Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series E Date of Receipt (such 30 day period, the “Series E Exercise Period”) in which to notify the Corporation of the number of shares of Series E Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series E Preferred Stock which are so requested to be redeemed by all holders of Series E Preferred are referred to herein as the “Series E Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series E Redemption Shares within thirty (30) days of the end of the Series E Exercise Period, (ii) one-third of the Series E Redemption Shares on the first anniversary of the Series E Redemption Notice; and (iii) one-third of the Series E Redemption Shares on the second anniversary of the Series E Redemption Notice (the “Series E Redemption Dates”). Subject to subsection 4.2.7(h), the Corporation shall redeem the Series E Redemption Shares at a price equal to the Series E Liquidation Preference for each such share as of the applicable Series E Redemption Date (the “Series E Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series E Redemption Price for the shares to be so redeemed on the respective Series E Redemption Dates.

(d) Redemption of Series D Preferred Stock Preferred Stock. From and after January 1, 2016, each holder of Series D Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series D Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series D Redemption Notice”). Within five (5) days after the date of receipt of a Series D Redemption Notice (the “Series D Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series D Redemption Notice, (2) the Series D Date of Receipt, (3) the number of shares of Series D Preferred Stock requested to be redeemed in the Series D Redemption Notice, and (4) the total number of shares of Series D Preferred Stock outstanding as of the Series D Date of Receipt. Any such holder desiring to have any of its Series D Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series D Date of Receipt (such 30 day period, the “Series D Exercise Period”) in which to notify the Corporation of the number of shares of Series D Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series D Preferred Stock which are so requested to be redeemed by all holders of Series D Preferred Stock are referred to herein as the “Series D Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series D Redemption Shares within thirty (30) days of the end of the Series D Exercise Period, (ii) one-third of the Series D Redemption Shares on the first anniversary of the Series D Redemption Notice; and (iii) one-third of the Series D Redemption Shares on the second anniversary of the Series D Redemption Notice (the “Series D Redemption Dates”). Subject to subsection 4.2.7(h), the Corporation shall redeem the Series D Redemption Shares at a price equal to the Series D Liquidation Preference for each such share as of the applicable Series D Redemption Date (the “Series D Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series D Redemption Price for the shares to be so redeemed on the respective Series D Redemption Dates.

(e) Redemption of Series C Preferred Stock. From and after January 1, 2016, each holder of Series C Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series C Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series C Redemption Notice”). Within five (5) days after the date of receipt of a Series C Redemption Notice (the “Series C Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series C Redemption Notice, (2) the Series C Date of Receipt, (3) the number of shares of Series C Preferred Stock requested to be redeemed in the Series C Redemption Notice, and (4) the total number of shares of Series C Preferred Stock outstanding as of the Series C Date of Receipt. Any such holder desiring to have any of its Series C Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series C Date of Receipt (such 30 day period, the “Series C Exercise Period”) in which to notify the Corporation of the number of shares of Series C Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series C Preferred Stock which are so requested to be redeemed by all holders of Series C Preferred Stock are referred to herein as the “Series C Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series C Redemption Shares within thirty (30) days of the end of the Series C Exercise Period, (ii) one-third of the Series C

Redemption Shares on the first anniversary of the Series C Redemption Notice; and (iii) one-third of the Series C Redemption Shares on the second anniversary of the Series C Redemption Notice (the “Series C Redemption Dates”). Subject to subsection 4.2.7(h), the Corporation shall redeem the Series C Redemption Shares at a price equal to the Series C Liquidation Preference for each such share as of the applicable Series C Redemption Date (the “Series C Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series C Redemption Price for the shares to be so redeemed on the respective Series C Redemption Dates.

(f) Redemption of Series B Preferred Stock. From and after January 1, 2016, each holder of Series B Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series B Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series B Redemption Notice”). Within five (5) days after the date of receipt of a Series B Redemption Notice (the “Series B Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series B Redemption Notice, (2) the Series B Date of Receipt, (3) the number of shares of Series B Preferred Stock requested to be redeemed in the Series B Redemption Notice, and (4) the total number of shares of Series B Preferred Stock outstanding as of the Series B Date of Receipt. Any such holder desiring to have any of its Series B Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series B Date of Receipt (such 30 day period, the “Series B Exercise Period”) in which to notify the Corporation of the number of shares of Series B Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series B Preferred Stock which are so requested to be redeemed by all holders of Series B Preferred Stock are referred to herein as the “Series B Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series B Redemption Shares within thirty (30) days of the end of the Series B Exercise Period, (ii) one-third of the Series B Redemption Shares on the first anniversary of the Series B Redemption Notice; and (iii) one-third of the Series B Redemption Shares on the second anniversary of the Series B Redemption Notice (the “Series B Redemption Dates”). Subject to subsection 4.2.7(h), the Corporation shall redeem the Series B Redemption Shares at a price equal to the Series B Liquidation Preference for each such share as of the applicable Series B Redemption Date (the “Series B Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series B Redemption Price for the shares to be so redeemed on the respective Series B Redemption Dates.

(g) Surrender of Stock. On or before each applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed, shall surrender the certificate or certificates representing such shares to the Corporation, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

(h) Partial Redemption. From and after each applicable Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders as to the shares of Preferred Stock to be redeemed (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any applicable Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available will be used to redeem (i) first, all shares of Series G Preferred Stock to be redeemed on such Redemption Date, (ii) second, all shares of Series F Preferred Stock to be redeemed on such Redemption Date, (iii) third, all shares of Series E Preferred Stock to be redeemed on such Redemption Date, (iv) fourth, all shares of Series D Preferred Stock to be redeemed on such Redemption Date, and (v) fifth, after paying or setting aside for payment the maximum possible number of shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, proportionately among the holders of such shares to be redeemed based upon the aggregate applicable Redemption Price of their holdings of Preferred Stock as of the applicable Redemption Date. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any applicable Redemption Date but which it has not redeemed in accordance with the foregoing provisions.

(i) Deposit of Redemption Price. On or prior to each applicable Redemption Date, the Corporation shall deposit the applicable Redemption Price of all shares designated for redemption and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the applicable Redemption Price for such shares to their respective holders on or after the applicable Redemption Date upon receipt of notification from the Corporation that such holder has surrendered its share certificate to the Corporation. Such instructions shall also provide that any moneys deposited by the Corporation for the redemption of shares thereafter converted into shares of the Corporation’s Common Stock prior to the applicable Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the remaining unclaimed at the expiration of three (3) years following the applicable Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

4.3. Common Stock.

4.3.1 Dividend Rights. Subject to the prior rights of holders of Preferred Stock and subject to subsection 4.2.1(f), the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

4.3.2 Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 4.2.2 of this Article IV.

4.3.3 Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law, provided, however, that, notwithstanding anything to the contrary in this

Section 4.3.3, the rights of holders of Common Stock to vote for directors shall be as set forth in subsection 4.2.5(b) above. Subject to compliance with subsection 4.2.6, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the Common Stock and Preferred Stock voting together as a single class on an as-if converted to Common Stock basis.

ARTICLE V

BOARD OF DIRECTORS AND MEETINGS OF STOCKHOLDERS

5.1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

5.2. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

ARTICLE VI

LIMITATION OF DIRECTORS’ LIABILITY

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

INDEMNIFICATION

To the fullest extent permitted by applicable law, the Corporation hereby indemnifies (and agrees to advance expenses to) directors of the Corporation (and may agree to do the same for any other persons to which General Corporation Law permits the Corporation to provide indemnification through bylaw provisions, agreements with such agents or other persons, vote of stockholders or otherwise), in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE VIII

AMENDMENT OF BYLAWS

Subject to subsection 4.2.6 above, the Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation, subject to the right of stockholders entitled to vote with respect to such making, alteration, amendment change, addition or repeal.

ARTICLE IX

RENUNCIATION OF CERTAIN OPPORTUNITIES

In the event that a member of the Board of Directors of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board of Directors of the Corporation) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constitute a Corporate Opportunity that should have been presented by such director or fund to the Corporation or any of its affiliates, provided, however, that such director acts in good faith. Neither any amendment nor repeal of this ARTICLE IX, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

Subject to subsection 4.2.6 above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

*        *        *         *

FIFTH: The foregoing Restated Certificate has been approved by the Board of Directors by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware.

SIXTH: The foregoing Restated Certificate has been approved by the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SEVENTH: The foregoing Restated Certificate has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate and does affirm the foregoing as true under penalty of perjury this 12th day of March, 2012.

/s/ Raymond Huggenberger

Raymond Huggenberger
Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT OF

THE TWELFTH AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION OF INOGEN, INC.

Inogen, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Inogen, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 27, 2001.

B. Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation duly adopted resolutions setting forth the terms and provisions of this Certificate of Amendment of the Twelfth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”), declaring the terms and provisions of this Certificate of Amendment to be advisable, and directing that the terms and provisions of this Certificate of Amendment be submitted to and considered by the stockholders of the Corporation for approval.

C. This Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL by the required number of shares of outstanding stock of the Corporation entitled to vote thereon, in lieu of a meeting and vote of stockholders.

D. Pursuant to Section 242 of the DGCL, this Certificate of Amendment amends the provisions of the Corporation’s Twelfth Amended and Restated Certificate of Incorporation as set forth herein.

E. Section 4.1 of Article IV of the Corporation’s Twelfth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“4.1 Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 70,100,000 shares. 60,000,000 shares shall be Common Stock, $0.001 par value per share, and 10,100,000 shares shall be Preferred Stock, $0.001 par value per share.”

F. A new Section 4.1.1 of Article IV of the Corporation’s Twelfth Amended and Restated Certificate of Incorporation is hereby added as follows:

“4.1.1. Reverse Split. Immediately upon the filing of this Certificate of Amendment, each three (3) outstanding shares of Common Stock, each three (3) outstanding shares of Series A Preferred Stock, each three (3) outstanding shares of Series B Preferred Stock, each three (3) outstanding shares of Series C Preferred Stock, each three (3) outstanding shares of Series D Preferred Stock, each three (3) outstanding shares of Series E Preferred Stock, each three (3) outstanding shares of Series F Preferred Stock and each three (3) outstanding shares of Series G Preferred Stock will be exchanged and combined, automatically and without further action, into one (1) share of Common Stock, one (1) share of Series A Preferred Stock, one (1) share of Series B

Preferred Stock, one (1) share of Series C Preferred Stock, one (1) share of Series D Preferred Stock, one (1) share of Series E Preferred Stock, one (1) share of Series F Preferred Stock and one (1) share of Series G Preferred Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors of the Corporation. Every share number, dollar amount and other provision contained in the Restated Certificate has been adjusted for the Reverse Stock Split, and there shall be no further adjustments made to such share numbers, dollar amounts or other provisions, except in the case of any stock splits, stock dividends, reclassifications and the like occurring after the filing of this Certificate of Amendment.”

G. The first paragraph of Section 4.2 of Article IV of the Corporation’s Twelfth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“4.2 Rights, Preferences and Restrictions of Preferred Stock. The initial seven series of Preferred Stock shall be designated “Series A Preferred Stock,” consisting of 100,000 shares, “Series B Preferred Stock,” consisting of 500,000 shares, “Series C Preferred Stock,” consisting of 400,000 shares, “Series D Preferred Stock,” consisting of 1,700,000 shares, “Series E Preferred Stock,” consisting of 1,700,000 shares, “Series F Preferred Stock,” consisting of 2,800,000 shares, and “Series G Preferred Stock” consisting of 2,900,000 shares. The rights, preferences and restrictions granted to and imposed on the Preferred Stock are set forth below in this Section 4.2.”

H. Sections 4.2.2(a), (b), (c) (d), (e), (f) and (g) of Article IV of the Corporation’s Twelfth Amended and Restated Certificate of Incorporation are hereby amended to read in their entirety as follows:

“(a) Preference of Series G Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series G Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount per outstanding share of Series G Preferred Stock equal to two (2) times the Original Series G Issue Price (as defined below) plus any declared but unpaid dividends (the “Series G Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock. The “Original Series G Issue Price” shall mean $7.0416 per share, as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Certificate of Amendment with respect to the Series G Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series G Preferred Stock of the amount thus distributable, then the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series G Preferred Stock.

(b) Preference of Series F Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsection 4.2.2(a) above, holders of each share of Series F Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount per outstanding share of Series F Preferred Stock equal to two (2) times the Original Series F Issue Price (as defined below) plus any declared but unpaid dividends (the “Series F Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. The “Original Series F Issue Price” shall mean $3.57 per share, as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Certificate of Amendment with respect to the Series F Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series F Preferred Stock of the amount thus distributable, then, subject to the liquidation preference of the Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series F Preferred Stock.

(c) Preference of Series E Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a) and (b) above, holders of each share of Series E Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount per outstanding share of Series E Preferred Stock equal to two (2) times the Original Series E Issue Price (as defined below) plus any declared but unpaid dividends (the “Series E Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. The “Original Series E Issue Price” shall mean $9.6120 per share, as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Certificate of Amendment with respect to the Series E Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series E Preferred Stock of the amount thus distributable, then, subject to the liquidation preference of the Series G Preferred Stock and Series F Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series E Preferred Stock.

(d) Preference of Series D Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), and (c) above, holders of each share of Series D Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $21.90 per outstanding share of Series D Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Certificate of Amendment with respect to such shares) (the “Original Series D Issue Price”) plus any declared but unpaid dividends (the “Series D Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series D Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series G Preferred Stock, Series F Preferred Stock, and Series E Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series D Preferred Stock.

(e) Preference of Series C Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c) and (d) above, holders of each share of Series C Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $17.58 per outstanding share of Series C Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Certificate of Amendment with respect to such shares) (the “Original Series C Issue Price”) plus any declared but unpaid dividends (the “Series C Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series C Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series C Preferred Stock.

(f) Preference of Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c), (d) and (e) above, holders of each share of Series B Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $11.88 per outstanding share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Certificate of Amendment with respect to such shares) (the “Original Series B Issue Price”) plus any declared but unpaid dividends (the “Series B Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock or Series A Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series B Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series B Preferred Stock.

(g) Preference of Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c), (d), (e) and (f) above, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets and funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $3.75 per outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Certificate of Amendment with respect to such shares) (the “Original Series A Issue Price” and issue price applicable for a given series of Preferred Stock shall be referred to as the “Applicable Issue Price.”) plus any declared but unpaid dividends (the “Series A Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series A Preferred Stock.”

I. Sections 4.2.4(a) and (b) of Article IV of the Corporation’s Twelfth Amended and Restated Certificate of Incorporation are hereby amended to read in their entirety as follows:

“(a) Right to Convert. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Applicable Issue Price by the Applicable Conversion Price as each is hereinafter defined. The initial conversion price per share for the Series A Preferred Stock (the “Series A Conversion Price”) shall be $3.6870; provided, however that the Series A Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series B Preferred Stock (the “Series B Conversion Price”) shall be $8.1870; provided, however that the Series B Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series C Preferred Stock (the “Series C Conversion Price”) shall be $10.1610; provided, however that the Series C Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series D Preferred Stock (the “Series D Conversion Price”) shall be $11.6520; provided, however that the Series D Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series E Preferred Stock (the “Series E Conversion Price”) shall be $3.57; provided, however that the Series E Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series F Preferred Stock (the “Series F Conversion Price”) shall be $3.57; provided, however that the Series F Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series G Preferred Stock (the “Series G Conversion Price”) shall be $7.0416; provided, however that the Series G Conversion Price shall be subject to adjustment as set forth in subsections 4.2.4(b) and (d). The Conversion Price applicable for a given series of Preferred Stock shall be referred to as the “Applicable Conversion Price.” The Conversion Prices set forth herein reflect all adjustments made pursuant to this Section 4.2.4 prior to the filing date of this Certificate of Amendment. No further antidilution adjustments will be made under subsection 4.2.2(d) for any issuance of Additional Stock that occurred prior to the filing date hereof.

(b) Automatic Conversion to Common Stock. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Applicable Conversion Price upon (i) the closing of a firm commitment underwritten initial public offering by the Corporation of shares of its Common Stock pursuant to an effective registration statement filed with the Securities and

Exchange Commission under the Securities Act of 1933, as amended, in an offering with aggregate gross cash proceeds to the Corporation of not less than $40,000,000 (before deduction of underwriters’ commissions and expenses) at a public offering price per share of not less than $17.85 per share, as adjusted from time to time (a “Qualified Public Offering”), or (ii) upon the vote or written consent of holders of at least a majority of the then-outstanding shares of Series F Preferred Stock and Series G Preferred Stock, voting together as a single class on an as-converted Common Stock basis. Notwithstanding the foregoing, in the event of the automatic conversion of the Series G Preferred Stock pursuant to subsection 4.2.4(b)(ii) in connection with the closing of a firm commitment underwritten initial public offering by the Corporation of shares of its Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, at a public offering price per share of less than two times the Original Series G Issue Price (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) (a “Non-Qualified IPO”), the holders entitled to receive the Common Stock issuable upon such conversion of Series G Preferred Stock shall not be deemed to have automatically converted such Series G Preferred Stock until immediately prior to the closing of the Non-Qualified IPO. In the event of such an automatic conversion of the Series G Preferred Stock immediately prior to the closing of the Non-Qualified IPO, the Applicable Conversion Price of the Series G Preferred Stock shall equal to the quotient of (A) the product of (i) the price per share to the public of the Common Stock sold in such Non-Qualified IPO times (ii) the Applicable Conversion Price of the Series G Preferred immediately prior to the adjustment set forth in this sentence of subsection 4.2.4(b) divided by (B) two times the Original Series G Issue Price(as adjusted for stock splits, stock dividends, recapitalizations, and similar events). Notwithstanding the foregoing, in the event the price per share to the public of the Common Stock sold in such Non-Qualified IPO equals or exceeds such number as is equal to two times the Original Series G Issue Price (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), the Applicable Conversion Price for the Series G Preferred Stock shall not be adjusted pursuant to this subsection 4.2.4(b).”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Raymond Huggenberger its Chief Executive Officer, effective as of November 12, 2013.

INOGEN, INC.

By:	/s/ Raymond Huggenberger
Raymond Huggenberger
Chief Executive Officer